ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
EX-99.1 Press Release

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2003

POLYONE CORPORATION

(Exact name of registrant as specified in charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 36-5000, 200 Public Square, Cleveland, Ohio	44114-2304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 589-4000

Not Applicable

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits

                (c) Exhibits

                      Exhibit 99.1 – Press Release dated July 9, 2003

Item 12. Results of Operations and Financial Condition

     Information required under Item 12 of Form 8-K is being filed herewith as Exhibit 99.1 in the form of Registrant’s press release dated July 9, 2003, a pre-release concerning the Registrant’s expected earnings for the second quarter of 2003. This information is to be considered “filed” under the Securities Exchange Act of 1934.

     The press release includes the projected financial measures “net loss before special items” and “operating income before special charges”. Net loss before special items and operating income before special charges are non-GAAP financial measures and should not be considered as alternatives to any other measures of performance in accordance with GAAP. The Registrant presents net loss before special items and operating income before special charges because special items and charges consist primarily of restructuring costs. Accordingly, the Registrant’s senior management believes that excluding special items and charges provides insight into the underlying results of operations of the Registrant and could be useful for investors in assessing the Registrant’s operating performance. Net loss before special items and operating income before special charges may not be comparable to similarly titled financial performance measures presented by other companies. The table below presents a reconciliation of the projected range of the net loss to net loss before special items and a reconciliation of the projected range of operating income to operating income before special items.

	$ millions		$ per share

Projected operating income	$7.0-	$9.0

Projected pre-tax special items, expense	4.0-	5.5

Projected operating income before special items	$11.0-	$14.0

Projected after-tax net loss	$6.0-	$9.0	$.07-	$.10

Projected after-tax special items, expense	2.5-	3.5	.03-	.04

Projected after-tax net loss before special items	$3.5-	$5.5	$.04-	$.06

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYONE CORPORATION

By: /s/ Gregory P. Smith Gregory P. Smith Corporate Controller and Assistant Treasurer

Dated: July 11, 2003